UNITED STATES
SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 27, 2005

AEP INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 27, 2005, the Registrant’s Board of Directors amended and restated the Registrant’s By-Laws to incorporate certain structural defenses to coercive actions and other shareholder protections.  The Registrant’s Board of Directors deemed it advisable to amend the Registrant’s By-Laws to (i) provide advance notice of shareholder nominations of candidates for election to the Board of Directors or submission of proposals for Board consideration, (ii) limit the right to call special meetings of shareholders to the Board of Directors, the Chairman of the Board or the President, (iii) limit the right to call special meetings of the Board of Directors to a majority of the Board, and (iv) clarify that actions by the written consent of the shareholders, without a properly called meeting, are prohibited; and, for that purpose, Sections 1, 2 and 7 of Article III and Sections 2 and 6 of Article IV of the Registrant’s By-Laws were amended.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired – None

(b)           Pro Forma Financial Information – None

(c)           Exhibits -

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws of AEP Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

November 2, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney
Executive Vice President, Finance and Chief Financial Officer